Exhibit 10.15
INTERNATIONAL STEM CELL CORPORATION
2006 EQUITY PARTICIPATION PLAN

INTERNATIONAL STEM CELL CORPORATION
2006 EQUITY PARTICIPATION PLAN
TABLE OF CONTENTS

1.	Purpose.		1

2.	Definitions.		1

3.	Administration		4

	3.1.	Delegation of Administration	4
	3.2.	Powers of the Committee	5
	3.3.	Administration When Common Stock is Publicly Traded	6

4.	Eligibility.		6

	4.1.	Eligibility for Awards	6
	4.2.	Eligibility of Consultants	6
	4.3.	Limitation on Individual Awards	6
	4.4.	Substitute Awards	7

5.	Common Stock Subject to Plan.		7

	5.1.	Share Reserve	7
	5.2.	Reversion of Shares	7
	5.3.	Source of Shares.	7

6.	Options.		7

	6.1.	Award	7
	6.2.	Option Price	7
	6.3.	Maximum Option Period	8
	6.4.	Maximum Value of Options which are Incentive Stock Options	8

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	6.5.	Nontransferability	8
	6.6.	Vesting and Termination of Continuous Service	9
	6.7.	Exercise	9
	6.8.	Payment	10
	6.9.	Buyout Provisions	10
	6.10.	Shareholder Rights	10
	6.11.	Disposition and Stock Certificate Legends for Incentive Stock Option Shares	10

7.	Restricted Stock Awards		11

	7.1.	Restricted Stock Awards	11

8.	Changes in Capital Structure and Change in Control.		12

	8.1.	No Limitations of Rights	12
	8.2.	Changes in Capitalization	12
	8.3.	Change in Control	12
	8.4.	Limitation on Adjustment	13

9.	Withholding of Taxes.		14

10.	Compliance with Law and Approval of Regulatory Bodies		14

	10.1.	General Requirements	14
	10.2.	Participant Representations	14

11.	General Provisions		15

	11.1.	Corporation Repurchase Rights	15
	11.2.	Information to Participants	15
	11.3.	Effect on Employment and Service	15
	11.4.	Use of Proceeds	15
	11.5.	Unfunded Plan	15
	11.6.	Rules of Construction	15
	11.7.	Choice of Law	15

12.	Amendment and Termination		16

13.	Effective Date of Plan, Duration of Plan		16

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INTERNATIONAL STEM CELL CORPORATION
2006 EQUITY PARTICIPATION PLAN
1.	Purpose.
The 2006 Equity Participation Plan (the “Plan”) of International Stem Cell Corporation (the “Corporation”) is intended to promote the best interests of the Corporation and its shareholders by: (i) assisting the Corporation and its Affiliates (as defined below) in the recruitment and retention of persons with ability and initiative; (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s businesses by affording such persons equity participation in the Corporation; and (iii) associating the interests of such persons with those of the Corporation and its Affiliates and shareholders.
2.	Definitions.
As used in the Plan, the following definitions shall apply:
“Affiliate” means (i) any Subsidiary; (ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates; and (iv) any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.
“Board” means the Board of Directors of the Corporation.
“Cause” means (i) in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Option or Restricted Stock Award or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Participant’s service to the Corporation or an Affiliate for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of Corporation or its Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or any Affiliate or material breach of any employment, consulting agreement or similar agreement; or (ii) in the case where the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Option or Restricted Stock Award that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on occurrence of or in connection with change of control, such definition of “cause” shall not apply until a change of control actually occurs and then only with regard to a termination thereafter.

“Change in Control” means: (i) the acquisition (other than from the Corporation) by any Independent Third Party of beneficial ownership of more than fifty percent (50%) of the outstanding voting securities of the Corporation; provided, however, a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the outstanding voting securities of the Corporation is acquired by (a) a trustee or other fiduciary holding securities under one (1) or more employee benefit plans maintained by the Corporation or any of its Subsidiaries, or (b) any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Corporation in the same proportion as their ownership of the voting securities of the Corporation immediately prior to such acquisition; (ii) a merger, consolidation or other reorganization involving the Corporation if the shareholders of the Corporation, immediately before such merger, consolidation or other reorganization, do not, as a result of such merger, consolidation or other reorganization, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger, consolidation or other reorganization in substantially the same proportion as their ownership of the Common Stock outstanding immediately before such merger, consolidation or other reorganization, (iii) a complete liquidation or dissolution of the Corporation; or (iv) the sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries determined on a consolidated basis.
“Change in Control Price” means the highest of (i) if the Common Stock is traded on the NASDAQ Stock Market or is listed on a national securities exchange, the highest reported sales price, regular way, of a share of Common Stock in any transaction as reported on the NASDAQ Stock Market or other national securities exchange or market on which such shares are listed, as applicable, during the 60-day period prior to and including the date of a Change in Control; (ii) if the Change in Control is the result of a tender or exchange offer, merger or other corporate transaction, the highest price per share of Common Stock paid in such tender or exchange offer, merger or other corporate transaction; and (iii) the Fair Market Value of a share of Common Stock upon the Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee. The Participant shall receive the same form of consideration pursuant to the transaction as holders of Common Stock, subject to the same restrictions and limitations and indemnification obligations as the holders of Common Stock, and will execute any and all documents required by the Committee to evidence the same.
“Code” means the Internal Revenue Code of 1986, and any amendments thereto.
“Committee” means the Board or any Committee of the Board to which the Board has delegated any responsibility for the implementation, interpretation or administration of the Plan.
“Common Stock” means the common stock of the Corporation.
“Consultant” means (i) any person performing consulting or advisory services for the Corporation or any Affiliate; or (ii) a director of an Affiliate.
“Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. The Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination or upon the corporation for which the Participant is performing services ceasing to be an Affiliate of the Corporation. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Corporation, including sick leave, military leave or any other personal leave.

“Corporation Law” means the general corporation law of the jurisdiction of incorporation of the Corporation.
“Director” means a member of the Board.
“Disability” shall have the meaning provided for in Section 22(e)(3) of the Code or any successor statute thereto.
“Eligible Person” means, as determined by the Committee, an employee of the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan), a Director or a Consultant to the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, on any given date, the current fair market value of a share of Common Stock as determined as follows:
(i) If the Common Stock is traded on The NASDAQ Stock Market or is listed on a national securities exchange, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or
(iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.
Fair Market Value shall be determined in accordance with Code Section 409A and the regulations and other applicable guidance issued thereunder.
“Independent Third Party” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity who does not directly or indirectly own in excess of twenty percent (20%) of the outstanding Common Stock, who is not controlling, controlled by or under common control with any such twenty percent (20%) owner, and who is not the spouse or descendent (by birth or adoption) of any such twenty percent (20%) owner.
“Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.
“Listing Date” means the date on which the Corporation has a class of equity securities registered under Section 12 of the Securities Act.

“Nonqualified Stock Option” means an Option (or portion thereof) which is not intended to or for any reason does not qualify as an Incentive Stock Option.
“Option” means any option to purchase shares of Common Stock granted under the Plan.
“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations (other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means an Eligible Person who is selected by the Committee to receive an Option or Restricted Stock Award and is party to a Stock Option Agreement or Restricted Stock Agreement.
“Plan” means this International Stem Cell Corporation 2006 Equity Participation Plan.
“Restricted Stock Award” means an award of Common Stock under Section 7.1.
“Securities Act” means the Securities Act of 1933, as amended.
“Restricted Stock Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of a Restricted Stock Award granted to the Participant under Section 7. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.
“Stock Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.
“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Ten Percent Owner” means any Eligible Person owning at the time an Option or Restricted Stock Award is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.
3.	Administration.
3.1. Delegation of Administration. The Board shall serve as the Committee of the Plan unless the Board delegates all or any portion of its authority to administer the Plan to a Committee. To the extent not prohibited by the charter or bylaws of the Corporation, the Board may delegate all or a portion of its authority to administer the Plan to a Committee of the Board appointed by the Board and constituted in compliance with the applicable Corporation Law.

3.2. Powers of the Committee. Subject to the provisions of the Plan and, in the case of a Committee appointed by the Board, the specific duties delegated to such Committee, the Committee shall have the authority:
(i) to construe and interpret all provisions of the Plan and all Stock Option Agreements and Restricted Stock Agreements under the Plan;
(ii) to determine the Fair Market Value of Common Stock;
(iii) to select the Eligible Persons to whom Options or Restricted Stock Awards are granted from time to time hereunder;
(iv) to determine the number of shares of Common Stock covered by an Option or Restricted Stock Award; determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and determine such other terms and conditions, not inconsistent with the terms of the Plan, of each such Option or Restricted Stock Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, the purchase price of Common Stock subject to a Restricted Stock Award, the time or times when Options or Restricted Stock Awards may be exercised or Common Stock issued thereunder, the right of the Corporation to repurchase Common Stock issued pursuant to the exercise of an Option or a Restricted Stock Award and other restrictions or limitations (in addition to those contained in the Plan) on the forfeitability or transferability of Options, Restricted Stock Awards or Common Stock issued upon exercise of an Option or pursuant to a Restricted Stock Award. Such terms may include conditions as determined by the Committee and need not be uniform with respect to Participants;
(v) to accelerate the time at which any Option or Restricted Stock Award may be exercised, or the time at which a Restricted Stock Award or Common Stock issued under the Plan may become transferable or non-forfeitable; provided that the time of exercise of any Option that is subject to Code Section 409A may not be accelerated;
(vi) to determine whether and under what circumstances an Option may be settled in cash, shares of Common Stock and/or other property under Section 6.1;
(vii) to amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Option or Restricted Stock Award and reduce the exercise price of any Option, provided that any action taken pursuant to this Section 3.2(vii) with respect to an Option shall be taken only to the extent that such action would not violate Code Section 409A or prevent the Plan or the Option from qualifying for an exemption under Code Section 409A. Except as specifically permitted by the Plan, Stock Option Agreement or Restricted Stock Agreement or as required to comply with applicable law, regulation or rule, no amendment, cancellation or modification shall, without a Participant’s consent, adversely affect any rights of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant; and

(viii) to prescribe the form of Stock Option Agreements and Restricted Stock Agreements; to adopt policies and procedures for the exercise of Options and Restricted Stock Awards, including the satisfaction of withholding obligations, and the authority to adopt, amend, and rescind policies and procedures pertaining to the administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan.
The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided, however, that a Committee of the Board may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Committee or in connection with the administration of the Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
3.3. Administration When Common Stock is Publicly Traded. On and following the Listing Date the Committee authorized by the Board to administer the Plan shall, if so determined by the Board, consist of solely two (2) or more Non-Employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) and/or two (2) or more persons who qualify as Outside Directors (within the meaning of Treasury Regulations under Section 162(m) of the Code); provided, however, that the Board may delegate administrative authority with respect to Eligible Persons who are not subject to Section 16 of the Exchange Act to a committee of other than Non-Employee Directors and/or to a committee of other than Outside Directors if either the Board decides not to comply with Section 162(m) or such authority is limited to Eligible Persons who are not then and are not reasonably expected to become Covered Employees (within the meaning of Section 162(m) of the Code).
4.	Eligibility.
4.1. Eligibility for Awards. Nonqualified Stock Options and Restricted Stock Awards may be granted to any Eligible Person selected by the Committee. Incentive Stock Options may be granted only to employees of the Corporation or a Parent or Subsidiary.
4.2. Eligibility of Consultants. A Consultant shall be an Eligible Person only if the offer or sale of the Corporation’s securities would be exempt from registration under Rule 701 under the Securities Act prior to the date the Corporation is required to file reports under Section 13 or 15(d) of the Exchange Act, or eligible for registration on Form S-8 Registration Statement, on and following the date the Corporation is required to file reports under Section 13 or 15(d) of the Exchange Act, because, in either case, of the identity and nature of the service provided by such person, unless the Corporation determines that an offer or sale of the Corporation’s securities to such person satisfies another exemption from registration under the Securities Act and complies with the security laws of all other jurisdictions applicable to such offer or sale.
4.3. Limitation on Individual Awards. Following the effective date of this Section as provided below and subject to adjustment in accordance with Section 8 of the Plan, no employee shall during any calendar year be granted Options or Restricted Stock Awards for more than Five Million (5,000,000) shares of Common Stock. The limitation of this Section 4.3 shall apply following the Listing Date and upon the earlier of (i) a material modification of the Plan; (ii) the first meeting of shareholders at which directors are elected and which occurs after the close of the third (3rd) calendar year following the calendar year during which occurs the first registration of the Corporation’s equity securities under Section 12 of the Securities Act; or (iii) such date as is required to comply with Section 162(m) of the Code and regulations thereunder.

4.4. Substitute Awards. The Committee may make Restricted Stock Awards and may grant Options under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another company (including an Affiliate), if such assumption, substitution or replacement is in connection with an asset acquisition, merger, consolidation or similar transaction involving the Corporation (and/or its Affiliate) and such other company (and/or its affiliate). Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Restricted Stock Awards or Options shall be as the Committee, in its discretion, determines is appropriate.
5.	Common Stock Subject to Plan.
5.1. Share Reserve. Subject to adjustment as provided in Section 8, the maximum aggregate number of shares of Common Stock that may be (i) issued under the Plan pursuant to the exercise of Options; and (ii) issued pursuant to Restricted Stock Awards is Fifteen Million (15,000,000) shares. At no time shall the total number of securities issuable upon the exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan or agreement of the Corporation exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Reg. 260.140.45 of the California Code of Regulations, based on the securities of the Corporation which are outstanding at the time the calculation is made.
5.2. Reversion of Shares. If an Option or Restricted Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock which were subject thereto shall become available for future grant under the Plan. Shares of Common Stock that have been actually issued under the Plan shall not be returned to the share reserve for future grants under the Plan, except that shares of Common Stock issued pursuant to a Restricted Stock Award which are repurchased by the Corporation at the original purchase price of such shares shall be returned to the share reserve for future grant under the Plan.
5.3. Source of Shares. Common Stock issued under the Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.
6.	Options.
6.1. Award. In accordance with the provisions of Section 4 above, the Committee shall designate each Eligible Person to whom an Option is to be granted and shall specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.
6.2. Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:
(i) Unless otherwise determined by the Committee, the exercise price per share for Common Stock subject to a Nonqualified Stock Option:
(a) granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant; and

(b) granted to any other Participant, shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.
(ii) The exercise price per share for Common Stock subject to an Incentive Stock Option:
(a) granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant; and
(b) granted to any other Participant, shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.
6.3. Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.
6.4. Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any of its Affiliates) exceeds One Hundred Thousand Dollars ($100,000) (or such other amount provided in Section 422 of the Code), the Options are not Incentive Stock Options. For purposes of this Section 6.4, the Fair Market Value of the Common Stock shall be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This Section 6.4 shall be applied by taking Incentive Stock Options into account in the order in which they are granted.
6.5. Nontransferability. Options granted under the Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. Nonqualified Stock Options granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution or, if the Stock Option Agreement so provides or the Committee so approves, as permitted by Rule 701 of the Securities Act, with respect to transfers by a Participant to the Participant’s family members, provided, however, that the Participant may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this Section 6.5 shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.6. Vesting and Termination of Continuous Service. The following rules shall apply:
(i) Options shall vest as provided in the Stock Option Agreement, provided that Options granted to Eligible Persons other than officers, Directors and Consultants shall vest at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option is granted subject to reasonable conditions such as continued employment. An Option shall be exercisable only to the extent that it is vested on the date of exercise. Except as provided in the Stock Option Agreement, vesting of an Option shall cease on the date of the Participant’s termination of Continuous Service and the Option shall be exercisable only to the extent the Option is vested on the date of termination of Continuous Service;
(ii) If the Participant’s termination of Continuous Service is due to death or Disability, the Participant may exercise the Option as set forth in the Stock Option Agreement, provided that the right to exercise the Option (to the extent vested) shall expire six (6) months after the date of the Participant’s termination of Continuous Service, but in no event later than the tenth (10th) anniversary of the effective date of the Stock Option Agreement. Until the expiration date, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.5;
(iii) If the Participant’s termination of Continuous Service is an involuntary termination by the Corporation without Cause, or a voluntary termination by the Participant with Cause, the Participant may exercise the vested portion of the Option as set forth in the Stock Option Agreement, provided that the right to exercise the Option (to the extent that it is vested) shall expire ninety (90) days after the date of the Participant’s termination of Continuous Service, but in no event later than the tenth (10th) anniversary of the effective date of the Stock Option Agreement. If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination with cause, and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire six (6) months after the date of the Participant’s termination of Continuous Service, but in no event later than the tenth (10th) anniversary of the effective date of the Stock Option Agreement, and, until expiration, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.5; and
(iv) Unless otherwise provided in the Stock Option Agreement, if the Participant’s termination of Continuous Service is: (a) for Cause by the Corporation; (2) voluntary by the Participant without Cause; or (3) voluntary by the Participant after an event which would be grounds for termination by the Corporation of the Participant’s Continuous Service for Cause, then the right to exercise the Option shall expire as of the date of the Participant’s termination of Continuous Service.
6.7. Exercise. An Option shall be exercised by completion, execution and delivery of a notice of exercise (written or electronic) to the Corporation which states: (i) the Option holder’s intent to exercise the Option; (ii) the number of shares of Common Stock with respect to which the Option is being exercised; (iii) such other representations and agreements as may be required by the Corporation; and (iv) the method for satisfying any applicable tax withholding as provided in Section 9. Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6.8. Subject to the provisions of the Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.

6.8. Payment. Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee. With the consent of the Committee, payment of all or part of the exercise price of an Option may also be made (i) by surrendering shares of Common Stock to the Corporation that have been held for at least six (6) months prior to the date of exercise; (ii) with a full-recourse promissory note until such time as the Corporation has a class of equity securities registered under Section 12 of the Securities Act; (iii) if the Common Stock is traded on an established securities market, the Committee may approve payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer; or (iv) any other method acceptable to the Committee and in compliance with applicable laws. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised. If all or part of the exercise price is to be paid with a full-recourse promissory note, the shares received upon exercise of the Option shall be pledged as security for payment of the principal amount of the promissory note and interest thereon and the interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.
6.9. Buyout Provisions. The Committee may at any time offer to buy out an Option previously granted for a payment in cash, shares of Common Stock or other property. Such buyout offer shall be on such terms and conditions as the Committee shall determine.
6.10. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation. Voting rights of Common Stock issued pursuant to the Plan shall comply with Reg. 260.140.1 of the California Code of Regulations.
6.11. Disposition and Stock Certificate Legends for Incentive Stock Option Shares. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two (2) years of the grant of an Option; or (ii) within one (1) year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of an Incentive Stock Option issued under the Plan be endorsed with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO ___, 20___, IN THE ABSENCE OF A WRITTEN STATEMENT FROM THE CORPORATION TO THE EFFECT THAT THE CORPORATION IS AWARE OF THE FACTS OF SUCH SALE OR TRANSFER.
The blank lines contained in this legend shall be filled in with the date that is the later of (i) one (1) year and one (1) day after the date of the exercise of such Incentive Stock Option; or (ii) two (2) years and one (1) day after the grant of such Incentive Stock Option.
7.	Restricted Stock Awards.
7.1. Restricted Stock Awards. Each Restricted Stock Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Restricted Stock Agreements for Restricted Stock Awards may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of the provisions hereof by references in the agreement or otherwise), unless the Committee otherwise provides, the substance of each of the following provisions.
(i) Purchase Price. Unless otherwise determined by the Committee, the purchase price of Restricted Stock Awards:
(a) granted to a Participant who is deemed to be a Ten Percent Owner on the date of granted, shall be one hundred percent (100%) of the Fair Market Value either on the date of grant (if the Restricted Stock Award is an outright grant to the Participant) or at the time the purchase is consummated (if the Restricted Stock Award requires the Participation to purchase the shares subject to the Restricted Stock Award); and
(b) granted to any other Participant, shall not be less than eighty-five percent (85%) of the Fair Market Value on the date of grant (if the Restricted Stock Award in an outright grant to the Participant) or at the time the purchase is consummated (if the Restricted Stock Award requires the Participant to purchase the shares subject to the Restricted Stock Award).
(ii) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either (a) in cash at the time of purchase; (b) at the discretion of the Committee, according to a deferred payment or other similar arrangement with the Participant; or (c) in any other form of legal consideration that may be acceptable to the Committee in its discretion.
(iii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a vesting schedule and may, but need not, be subject to a share repurchase option in favor of the Corporation as determined by the Committee.
(iv) Participant’s Termination of Service. In the event of a Participant’s termination of Continuous Service, the Corporation may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Agreement for such Restricted Stock Award, subject to Section 11.1.

(v) Nontransferability. Rights to acquire shares of Common Stock under a Restricted Stock Award shall be nontransferable except by will or by the laws of descent and distribution or, if the Restricted Stock Agreement so provides or the Committee so approves, as permitted by Rule 701 of the Securities Act, with respect to transfers by a Participant to the Participant’s family members; provided, however, that the Participant may not receive any consideration for the transfer.
8.	Changes in Capital Structure and Change in Control.
8.1. No Limitations of Rights. The existence of outstanding Options or Restricted Stock Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
8.2. Changes in Capitalization. If the Corporation effects a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding, or a combination, reclassification or other distribution of shares, without receiving consideration therefor in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options and Restricted Stock Awards hereunder; and (ii) the number and class of shares then reserved for issuance under the Plan and the maximum number of shares for which awards may be granted to a Participant during a specified time period shall be appropriately and proportionately adjusted. The conversion of convertible securities of the Corporation shall not be treated as having been effected “without receiving consideration.” No substitution or adjustment made pursuant to this Section 8.2 shall be made to the extent that such substitution or adjustment would violate Code Section 409A or prevent the Plan from qualifying from exemption under Code Section 409A. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.
8.3. Change in Control. Notwithstanding any other provision of the Plan to the contrary, except to the extent otherwise provided in an agreement granting an Option or a Restricted Stock Award, in the event of a Change in Control:
(i) The Committee shall have the discretion to accelerate the vesting of any Options and Restricted Stock Awards outstanding, but not fully vested and exercisable as of the date of such Change in Control, to the extent it deems appropriate;
(ii) The Committee shall have the discretion to remove all restrictions applicable to any outstanding Restricted Stock Awards, the effect of which shall be that the Common Stock relating to such Restricted Stock Awards shall become fully vested and transferable;
(iii) The Committee shall have the discretion to terminate any outstanding repurchase rights of the Corporation with respect to any outstanding Options and Restricted Stock Awards; and

(iv) Outstanding Options and Restricted Stock Awards shall be subject to any agreement of merger or reorganization that effects such Change in Control, which agreement shall provide for:
(a) The continuation of the outstanding Options and Restricted Stock Awards by the Corporation, if the Corporation is a surviving corporation;
(b) The assumption of the outstanding Options and Restricted Stock Awards by the surviving corporation or its parent or subsidiary;
(c) The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Options and Restricted Stock Awards; or
(d) Settlement of each share of Common Stock subject to an outstanding Option or Restricted Stock Award for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Option or Restricted Stock Award, as applicable, shall terminate and be canceled.
(v) In the absence of any agreement of merger or reorganization effecting such Change in Control, each share of Common Stock subject to an outstanding Option or Restricted Stock Award shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Option or Restricted Stock Award shall terminate and be canceled.
No substitution or adjustment made pursuant to this Section 8.3 shall be made to the extent that such substitution or adjustment would violate Code Section 409A or prevent the Plan from qualifying from exemption under Code Section 409A.
8.4. Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Restricted Stock Awards. No adjustment made pursuant to this Section 8.4 shall be made to the extent that such adjustment would violate Code Section 409A or prevent the Plan from qualifying from exemption under Code Section 409A.

9.	Withholding of Taxes.
The Corporation shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation in good faith believes is imposed upon it in connection with federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Restricted Stock Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income; (ii) tender back to the Corporation shares of Common Stock received pursuant to an Option or Restricted Stock Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income; (iii) deliver to the Corporation previously acquired Common Stock; (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant; or (v) pay the Corporation in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation with respect to the Option or Restricted Stock Award.
10.	Compliance with Law and Approval of Regulatory Bodies.
10.1. General Requirements. No Option or Restricted Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Restricted Stock Award is granted or for which an Option or Restricted Stock Award is exercised may bear such legends and statements as the Committee may deem advisable to ensure compliance with federal and state laws and regulations. No Option or Restricted Stock Award shall be exercisable, no Restricted Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
10.2. Participant Representations. The Committee may require that a Participant, as a condition to receipt of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

11.	General Provisions.
11.1. Corporation Repurchase Rights. If the Committee provides for a right of the Corporation to repurchase shares of Common Stock issued under the Plan to a Participant other than an officer, Director or Consultant, the Corporation may exercise such right as set forth in the Stock Option Agreement or Restricted Stock Agreement, provided, however, that such repurchase right shall provide (i) that the Common Stock is to be repurchased for its Fair Market Value on the date of termination of Continuous Service and the repurchase right terminates when the Common Stock becomes publicly traded; or (ii) that the repurchase is at the original purchase price for the shares of Common Stock, provided that the right to repurchase lapses at a rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the right to acquire the shares was granted (without respect to the date the Option was exercised or became exercisable). In either case, the right to repurchase the shares of Common Stock may be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of the Participant’s termination of Continuous Service (or in the case of shares issued upon exercise of Options after termination of Continuous Service, within ninety (90) days after the exercise). In addition to the restrictions set forth in this Section 11.1, the securities held by an officer, director or consultant of the Corporation or an Affiliate may be subject to additional or greater restrictions.
11.2. Information to Participants. The Corporation shall provide to each Participant and to any other individual who acquires shares of Common Stock under the Plan, not less frequently than annually during the period such Participant has an Option or Restricted Stock Award outstanding under the Plan, and, in the case of an individual who acquires Common Stock pursuant to the Plan, during the period such individual owns such Common Stock, copies of annual financial statements for the Corporation. The Corporation shall not be required to provide such statements to key employees where duties in connection with the Corporation ensure their access to equivalent information.
11.3. Effect on Employment and Service. None of the adoption of the Plan, its operation, or any documents describing or referring to the Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate; (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor; or (iii) except to the extent the Committee grants an Option or Restricted Stock Award to such individual, confer on any individual the right to participate in the benefits of the Plan.
11.4. Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.
11.5. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Corporation to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.
11.6. Rules of Construction. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
11.7. Choice of Law. The Plan and all Stock Option Agreements and Restricted Stock Agreements entered into under the Plan shall be interpreted under the laws of the State of California, without regard to any conflict of laws.

12.	Amendment and Termination.
The Board may amend or terminate the Plan from time to time; provided, however, that shareholder approval shall be required for any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan; or (ii) changes the class of employees eligible to receive Incentive Stock Options. Except as specifically permitted by the Plan, Stock Option Agreement or Restricted Stock Agreement or as required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Restricted Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant. Any increase in the aggregate number of shares of Common Stock available under Plan or change in class of employees eligible to receive Incentive Stock Options shall be approved by the shareholders of the Corporation within twelve (12) months of the date such amendment is adopted by the Board.
No Option or Restricted Stock Award granted pursuant to this Plan is intended to constitute “deferred compensation” as defined in Code Section 409A, and the Plan and the terms of all Options and Restricted Stock Awards shall be interpreted accordingly. If any provision of the Plan, an Option or a Restricted stock Award contravenes any regulations or Treasury guidance issued under Code Section 409A, such provision shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without triggering the penalties and interest under Code Section 409A.
13.	Effective Date of Plan, Duration of Plan.
13.1. The Plan became effective as of November 17, 2006, upon adoption by the Board, subject to approval within twelve (12) months by the shareholders holding of a majority of the shares of Common Stock entitled to vote thereon. Unless and until the Plan has been approved by the shareholders of the Corporation, no Option or Restricted Stock Award may be exercised. In the event that the shareholders of the Corporation do not approve the Plan within such twelve (12) month period, the Plan and any previously granted Option or Restricted Stock Award shall terminate.
13.2. Unless previously terminated, the Plan shall terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board; or (ii) the date the Plan is approved by the shareholders, except that Options and Restricted Stock Awards that are granted under the Plan prior to its termination shall continue to be administered under the terms of the Plan until the Options and Restricted Stock Awards terminate or are exercised.

INTERNATIONAL STEM CELL CORPORATION
By:
Name:
	Title:	President

Date: